Exhibit 99.2

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2023

SILEXION THERAPEUTICS CORP
CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2023

_______________________
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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the board of directors and shareholders of
SILEXION THERAPEUTICS CORP

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Silexion Therapeutics Corp (formerly known as Silexion Therapeutics Ltd.) and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in redeemable convertible preferred shares and capital deficiency and cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1e to the consolidated financial statements, the Company has suffered recurring losses from operations and has cash outflows from operating activities that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1e. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
May 9, 2024, except for the effects of the reverse share split discussed in note 1c, and except for the effects of the merger exchange ratio discussed in note 1c, as to which the date is January 13, 2025

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel, P.O Box 50005 Tel-Aviv 6150001, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2023	2022
Assets
CURRENT ASSETS:
Cash and cash equivalents	$4,595	$8,259
Restricted cash	25	25
Short term deposits	-	507
Prepaid expenses	335	6
Other current assets	24	42
TOTAL CURRENT ASSETS	4,979	8,839

NON-CURRENT ASSETS:
Restricted cash	25	25
Long-term deposit	5	5
Property and equipment, net	49	159
Operating lease right-of-use asset	198	305
TOTAL NON-CURRENT ASSETS	277	494
TOTAL ASSETS	$5,256	$9,333

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share data)

	December 31
	2023	2022
Liabilities and redeemable convertible preferred shares, net of capital deficiency
CURRENT LIABILITIES:
Trade payables	$319	$240
Current maturities of operating lease liability	112	115
Warrants to preferred shares (including $186 and $0 due to related party, respectively)	200	3
Employee related obligations	207	253
Accrued expenses	1,358	999
TOTAL CURRENT LIABILITIES	2,196	1,610

NON-CURRENT LIABILITIES:
Long-term operating lease liability	59	156
TOTAL NON-CURRENT LIABILITIES	$59	$156
TOTAL LIABILITIES	$2,255	$1,766

COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTERESTS:
Convertible Series A Preferred Shares (NIS 0.09 par value, 56,667 shares authorized as of December 31, 2023 and 2022, 43,121 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $8,162 as of December 31, 2023;

Convertible Series A-1 Preferred Shares (NIS 0.09 par value per share, 13,334 shares authorized as of December 31, 2023 and 2022, 10,136 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,443 as of December 31, 2023;

Convertible Series A-2 Preferred Shares (NIS 0.09 par value per share, 22,223 shares authorized as of December 31, 2023 and 2022, 5,051 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,763 as of December 31, 2023;

Convertible Series A-3 Preferred Shares (NIS 0.09 par value per share, 8,889 shares authorized as of December 31, 2023 and 2022, 7,037 shares issued and outstanding as of December 31, 2023 and 2022); aggregate liquidation preference of $2,887 as of December 31, 2023;

Convertible Series A-4 Preferred Shares (NIS 0.09 par value per share, 90,556 and 0 shares authorized as of December 31, 2023 and 2022, respectively, 2,413** and 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively); aggregate liquidation preference of $1,076 as of December 31, 2023;

TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	15,057	14,646
CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	3,420	3,586
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS	$18,477	$18,232
CAPITAL DEFICIENCY: Ordinary shares (($0.0009 par value per share, 22,222,222 shares authorized as of December 31, 2023 and 2022; 97,120 shares issued and outstanding as of December 31, 2023 and 2022)	*	*
Additional paid-in capital	11,335	11,204
Accumulated deficit	(26,811)	(21,869)
TOTAL CAPITAL DEFICIENCY	$(15,476)	$(10,665)
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CONTINGENTLY REDEEMABLE NON-CONTROLLING INTERESTS, NET OF CAPITAL DEFICIENCY	$3,001	$7,567
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND NON-CONTROLLING INTEREST NET OF CAPITAL DEFICIENCY	$5,256	$9,333

* Represents an amount less than $1
** Net of 13,458 treasury shares held by a subsidiary as of December 31, 2023 (see Note 9(b)(2))

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except share data)

	Year ended December 31
	2023	2022
OPERATING EXPENSES:
Research and development, net (including $69 and $49 from related party, respectively)	$3,708	$3,226
General and administrative (including $48 and $37 from related party, respectively)	973	634
TOTAL OPERATING EXPENSES	4,681	3,860
OPERATING LOSS	4,681	3,860
Financial expenses (income), net (including $83 and $0 from related party, respectively)	395	(396)
LOSS BEFORE INCOME TAX	$5,076	$3,464
INCOME TAX	32	24
NET LOSS FOR THE YEAR	$5,108	$3,488

Attributable to:
Equity holders of the Company	4,942	3,215
Non-controlling interests	166	273
	$5,108	$3,488

LOSS PER SHARE, BASIC AND DILUTED	$44.23	$28.79

WEIGHTED AVERAGE NUMBER OF ORDINARY SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE	111,726	111,686

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY
(U.S. dollars in thousands, except per share data)

	Redeemable Convertible Preferred Shares											Ordinary shares		Additional paid-in Capital	Accumulated deficit	Total capital deficiency	Total redeemable convertible preferred shares and contingently redeemable non-controlling interests, net of capital deficiency
	Series A preferred shares		Series A-1 preferred shares		Series A-2 preferred shares		Series A-3 preferred shares		Series A-4 preferred shares		Contingently redeemable non-controlling interests
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount	Shares	Amount
BALANCE AT JANUARY 1, 2022	43,121	$7,307	10,136	$2,392	-	-	-	-	-	-	$3,859	97,074	*	$11,007	$(18,654)	$(7,647)	$5,911
CHANGES DURING 2022:
Issuance of Preferred A-2 shares, net of issuance cost, see Note 9(b)					5,051	2,264											2,264
Conversion of simple agreements for future equity (SAFE) to Preferred A-3 shares, see Note 7							7,037	2,683						69		69	2,752
Exercise of options												46	*	3		3	3
Share-based compensation														125		125	125
Net loss											(273)				(3,215)	(3,215)	(3,488)
BALANCE AT DECEMBER 31, 2022	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	-	-	$3,586	97,120	*	$11,204	$(21,869)	$(10,665)	$7,567
CHANGES DURING 2023:
Issuance of Preferred A-4 shares, net of issuance cost, see Note 9(b)									2,413	411				1		1	412
Share-based compensation														130		130	130
Net loss											(166)				(4,942)	(4,942)	(5,108)
BALANCE AT DECEMBER 31, 2023	43,121	$7,307	10,136	$2,392	5,051	$2,264	7,037	$2,683	2,413	$411	$3,420	97,120	*	$11,335	$(26,811)	$(15,476)	$3,001

* Represents an amount less than $1

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands)

	Year ended December 31
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,108)	$(3,488)
Adjustments required to reconcile loss to net cash used in operating activities:
Depreciation	45	57
Share-based compensation expenses	130	125
Non-cash financial expenses	318	(268)
Gain on disposal of property and equipment	(1)	-

Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	(329)	415
Increase (decrease) in other receivables	18	(40)
Increase (decrease) in trade payable	79	(38)
Net change in operating lease	6	(34)
Increase (decrease) in employee related obligations	(46)	(53)
Increase (decrease) in accrued expenses	359	(11)
Net cash used in operating activities	(4,529)	(3,335)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from long-term deposits	-	16
Investment in short-term deposit	-	(500)
Proceeds from short-term deposit	507	-
Purchase of property and equipment	(12)	(40)
Proceeds from sale of property and equipment	78	-
Net cash provided by (used in (investing activities	573	(524)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred shares and warrants, net of issuance costs	522	2,749
Exercise of options	-	3
Net cash provided by financing activities	522	2,752

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(3,434)	(1,107)
EXCHANGE RATE DIFFERENCES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(230)	(667)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	8,309	10,083
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	$4,645	$8,309

The accompanying notes are an integral part of these consolidated financial statements.

SILEXION THERAPEUTICS CORP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands)

	Year ended December 31
	2023	2022
Appendix A – RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH REPORTED IN THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	4,595	8,259
Restricted cash	50	50
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH SHOWN IN STATEMENT OF CASH FLOWS	$4,645	$8,309

Appendix B - SUPPLEMENTARY INFORMATION:
SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:

Transition to ASC 842 - recognition of operating right of use assets and operating lease liabilities	$-	$391
Conversion of SAFEs to preferred shares and warrants	$-	$2,683

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest received	$153	$114

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 1  - GENERAL:

a.
Silexion Therapeutics Ltd. (formerly known as Silenseed Ltd.) (hereinafter -"the Company") was incorporated in Israel and began its operations on November 30, 2008. Since its incorporation, the Company has been engaged in one operating segment – the research and development of innovative treatments for pancreatic cancer based on siRNAs, aiming to stop the production of a specific pancreatic cancer-causing protein known as the KRAS mutation. The Company’s long-lived assets are located in Israel.

b.
On April 28, 2021, the Company signed an agreement with Guangzhou Sino-Israel Biotech Investment Fund (GIBF) to establish a new company in China. On June 15, 2021 a company was established in China, named Silenseed (China) Ltd (hereinafter - the "Subsidiary"). The Company owns 51% of the shares of the Subsidiary. The Subsidiary has not yet started significant operations as of December 31, 2023. The Company and Silenseed (China) Ltd., together - “the Group” (see Note 9d).

c.
On April 3, 2024, the Company entered into an Amended and Restated Business Combination Agreement (hereinafter, “A&R BCA”) with Moringa acquisition Corp (the “SPAC“), Biomotion Sciences, August M.S. Ltd. and Moringa Acquisition Merger Sub Corp (hereinafter - the “Business Combination”) which replaced an earlier business combination agreement, for further information see Note 15(a) and (b). Subsequently, Biomotion Sciences changed its name to Silexion Therapeutics Corp (“New Silexion”).

The A&R BCA was accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, the Company was treated as the accounting acquirer and the SPAC was treated as the “acquired” company for financial reporting purposes.
Under the reverse recapitalization accounting method, the A&R BCA was deemed to be the equivalent of a capital transaction in which Silexion issued shares for the net assets of the SPAC. Operations prior to the A&R BCA are those of Silexion.

In accordance with the applicable guidance to reverse recapitalization, the equity structure has been retroactively adjusted in all comparative periods up to the date of the Closing (the “Closing Date”), to reflect the number of New Silexion’s Ordinary Shares, $0.0001 par value per share (prior to reverse share split, see below) issued to legacy Silexion shareholders in connection with the reverse recapitalization transaction. As such, the shares and corresponding capital amounts and earnings per share related to legacy Silexion shareholders prior to the reverse recapitalization have been retroactively restated as shares reflecting the exchange ratio established pursuant to the Transactions. In conjunction with the reverse recapitalization, Silexion’s Ordinary Shares underwent a 1-for-3.9829 conversion (prior to reverse share split, see below). Also, under ASC 250, the reporting entity changed such that financial statements covering periods prior to the Closing Date are now deemed to be those of New Silexion.

On November 22, 2024, New Silexion announced a prospective 1-for-9 reverse share split of all of its issued and outstanding, and authorized but unissued, Ordinary Shares. See Note 13. The reverse share split was to result in a corresponding increase in the par value of New Silexion’s Ordinary Shares, from $0.0001 per share to $0.0009 per share. No fractional shares were to be issued as a result of the reverse split, as any fractional share totals to which shareholders became entitled were to be rounded up to the nearest whole number of shares. The reverse share split became effective after market close on November 27, 2024 and was reflected at the start of trading in New Silexion’s Ordinary Shares on November 29, 2024. Unless otherwise noted, all Ordinary Shares, preferred shares and per share amounts contained in these consolidated financial statements (both of the Company and New Silexion) have been retroactively adjusted to reflect a 1-for-9 reverse share split.

d.
In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Following the attack, Israel’s security cabinet declared war against Hamas and commenced a military campaign against Hamas and other terrorist organizations.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 1  - GENERAL (continued):

The Company’s headquarters are located in Modiin, Israel. As of the issuance date of these consolidated financial statements, the conflict between Israel and Hamas has not had a material impact on the Company’s results of operations or financial position, if at all. The Company cannot currently predict the intensity or duration of Israel’s war against Hamas, however, as most of the Company’s trials are not executed in Israel, the Company does not believe the recent terrorist attack and the subsequent declaration of war by the Israeli government against the Hamas terrorist organization will have any material impact on its ongoing operations. The Company continues to monitor its ongoing activities and will make any needed adjustments to ensure continuity of its business, while supporting the safety and well-being of its employees.

Any hostilities involving Israel, or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect the Company’s operations and results of operations and could make it more difficult for the Company to raise capital.

e.	Going concern:

Since its inception, the Company has devoted substantially all its efforts to research and development, clinical trials, and capital raising activities. The Company is still in its development and clinical stage and has not yet generated revenues.

The Company has incurred losses of $5,108 and $3,488 for the years ended on December 31, 2023  and 2022, respectively. During the years ended on December 31, 2023 and 2022, the Company had negative operating cash flows of $4,529 and $3,335, respectively.  As of December 31, 2023, the Company had cash and cash equivalents of $4.6 million. The Company expects to continue incurring losses, and negative cash flows from operations. Management is in the process of evaluating various financing alternatives, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no assurance that the Company will be successful in obtaining such funding.

Under these circumstances, in accordance with the requirements of ASC 205-40, management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months from the date these financial statements are issued. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

b.	Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to fair value of financial instruments and share-based compensation see Notes 12 and 11, respectively.

c.	Functional currency

The Company's operations are currently conducted in Israel and some of the Company's expenses are currently paid in new Israeli shekels ("NIS"); however, the markets for the Company's future products are located outside of Israel. Financing activities are conducted in U.S. dollar (“dollar” or "$"). The Company's management believes that the US dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the dollar. The functional currency of the Subsidiary is U.S. dollar, inter alia, in light of the composition of expenses and expected volume of intercompany transactions with the Company.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non- U.S. dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions — exchange rates at transaction dates or average exchange rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization) — historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

d.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

The financial statements of the Company and of the Subsidiary are prepared as of the same dates and periods. The consolidated financial statements are prepared using uniform accounting policies by all companies in the Group.

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.
Bank balances for which use by the Company is subject to third party contractual restrictions are included as part of cash unless the restrictions result in a bank balance no longer meeting the definition of cash. If the contractual restrictions to use the cash extend beyond 12 months after the end of the reporting period, the related amounts are classified as non-current in Balance sheets.

f.	Restricted cash

As of December 31, 2023 and 2022, the Company pledged an amount of $25 in favor of a bank as collateral for guarantees provided to secure the lease payments.

The Company is required to hold a minimum amount of NIS 85 in its bank account in order to maintain availability of a credit line from its credit card company.

g.	Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, at the following annual rates:

%
Computers and software	33
Laboratory and electronic equipment	15
Leasehold improvements *	15-40

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

* Leasehold improvements are amortized by the straight-line method over the expected lease term, which is shorter than the estimated useful life of the improvements.

h.	Employee rights upon retirement

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees located in Israel, and pursuant to Section 14 of the Israeli Severance Pay Law, 1963, the Company makes and has been continuously making, since the beginning of employment of each of its current employees, regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full severance pay obligation.

Under these circumstances, the Company is currently relieved from any severance pay liability with respect to each such employee. Neither the liability in respect of these employees nor the credit for the amounts funded are reflected on the Company’s consolidated balance sheets, as the amounts funded are not under the control or management of the Company and the severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $74 and $82 for the years ended December 31, 2023 and 2022, respectively.

i.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers counterparty credit risk in its assessment of fair value.

j.	Financial instruments issued

When the Company issues preferred shares, it first considers the provisions of ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include clauses that could constitute as in-substance redemption clauses that are outside of the Company’s control. As such, all shares of redeemable convertible preferred shares have been presented outside of permanent equity.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

When the Company issues other freestanding instruments, the Company first analyzes the provisions of ASC 480 in order to determine whether the instrument should be classified as a liability, with subsequent changes in fair value recognized in the statements of operations in each period. If the instrument is not within the scope of ASC 480, the Company further analyzes the provisions of ASC 815-40 in order to determine whether the instrument should be classified within equity or classified as an asset or liability, with subsequent changes in fair value recognized in the statements of operations in each period.

The Company’s issued financial instruments convertible to preferred shares are in the scope of ASC 480. For further details see Note 7 and Note 8.

k.	Redeemable Non-controlling Interest

Non-controlling interests with embedded redemption features, whose settlement is not at the Company’s discretion, are considered redeemable non-controlling interest. Redeemable non-controlling interests are considered to be temporary equity and are therefore presented as a mezzanine section between liabilities and equity on the Company's consolidated balance sheets. Redeemable non-controlling interests are measured at the greater of the initial carrying amount adjusted for the non-controlling interest’s share of comprehensive income or loss or its redemption value. Subsequent adjustment of the amount presented in temporary equity is currently not required because the Company's management estimates that it is not probable that the instrument will become redeemable. Adjustments of redeemable non-controlling interest to its redemption value are recorded through additional paid-in capital.

l.	Research and development expenses

Research and development costs are charged to the statements of operations as incurred. Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of payroll and subcontractors, as well as share-based payments. Advance payments for goods or services that will be used or rendered for future research and development activities are deferred. Such amounts are recognized as an expense as the related goods are used or the services are rendered.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction from research and development expenses, see Note 5(a). The Company did not receive any grants during 2022 and 2023.

m.	Share-based compensation

The Company’s employees and non-employees share-based payment awards are classified as equity awards. The Company accounts for these awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach. Forfeitures are recognized as they occur.

The Company accounts for its non-employees’ equity-classified share-based payment in a similar manner.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

n.	Leases

The Company adopted the ASC 842, Leases accounting guidance. The Company recognized new right-of-use assets and operating lease liabilities of $391 as of January 1, 2022. The Company does not have any finance leases.

The Company recognizes operating lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Right-of-use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make minimum lease payments arising from the lease. ROU assets are initially measured at amounts representing the discounted present value of the lease payments over the lease, plus any initial direct costs incurred. The lease liability is initially measured at lease commencement date based on the discounted present value of minimum lease payments over the lease term. The discount rate for the lease is the rate in the lease unless that rate cannot readily determined. As the Company's leases do not provide an implicit rate, the Company uses an estimated incremental borrowing rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. The lease agreement included an option to extend or terminate the lease. The Company exercised its option to extend the lease period up to July 2025.

Payments under the Company’s lease arrangements are primarily fixed, however, certain lease agreements contain variable payments, which are expensed as incurred and not included in the operating lease right-of-use assets and liabilities. The Company elected the practical expedient not to separate lease and non -lease components.

o.	Loss per share

The Company calculates loss per share using the two-class method required for participating securities. This method entails allocating income available to ordinary shareholders for the period between ordinary shares and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed. Basic loss per share is computed by dividing net loss by the weighted average number of shares of Ordinary shares outstanding during the year, and fully vested pre-funded options for the Company's Ordinary shares at an exercise price of $0.027 or 0.0063 NIS per share. The Company considers these shares to be exercised for little to no additional consideration. The Company also considers its redeemable convertible preferred shares to be participating securities, as the holders of the redeemable convertible preferred shares would be entitled to dividends that would be distributed to the holders of ordinary shares, on a pro-rata basis assuming conversion of all redeemable convertible preferred shares into ordinary shares. However, these participating securities do not contractually require the holders to participate in the Company's losses. Consequently, net loss for the periods presented was not allocated to the Company's participating securities.

p.	Income taxes:

1)	Deferred taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

q.	Concentration of credit risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents, restricted cash and short-term deposits. The Company deposits cash and cash equivalents mostly with three low risk financial institution. The Company has not experienced any material credit losses in these accounts and does not believe it is exposed to significant credit risk on these instruments.

r.	Operating segments and geographical information:

The Company is managed as one R&D department during its startup phase that has yet to earn revenues. The Company’s Chief Executive Office (“CEO”) was identified as the chief operating decision maker (“CODM”). The CODM reviews the financial information every quarter. Accordingly, the company had determined to operate under one reportable segment.

All of the Company long-lived assets are located in Israel.

s.	New accounting pronouncements:

The Company qualifies as an emerging growth company (“EGC”) as defined under the Jumpstart Our Business Startups Act (the “JOBS Act”). Using exemptions provided under the JOBS Act for EGCs, the Company has elected to defer compliance with new or revised ASUs until it is required to comply with such updates, which is generally consistent with the adoption dates of private companies.

Recently Adopted accounting pronouncements:

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which replaces the existing incurred loss model with a current expected credit loss (“CECL”) model that requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Subsequent to the issuance of ASU 2016-13, the FASB issued several additional Accounting Standard Updates to clarify implementation guidance, provide narrow-scope improvements and provide additional disclosure guidance. Under the ASU, the Company is required to use a forward-looking CECL model for accounts receivables and other financial instruments. The Company adopted the ASU on January 1, 2023 and it did not have a material impact on its consolidated financial statement.

Recently issued accounting standards not yet adopted:

1)
In June 2022, the FASB issued ASU 2022-03 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The ASU clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 2  - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)
its fair value. The ASU also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The ASU also introduces new disclosure requirements for equity securities subject to contractual sale restrictions. As an Emerging Growth Company, the ASU is effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the effect that ASU 2022-03 will have on its consolidated financial statements and related disclosures.

3)
In November 2023, the FASB issued ASU No. 2023-07 Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The ASU improves reportable segments disclosure requirements, primarily through enhanced disclosures about significant segment expenses.  The ASU also require that a public entity that has a single reportable segment to provide all the disclosures required by the amendments and all existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is currently evaluating this ASU to determine its impact on the Company's segment disclosures.

4)
In December, 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which requires disclosure of disaggregated income taxes paid, prescribes standard categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The ASU will be effective for fiscal years beginning after December 15, 2025, and allows adoption on a prospective basis, with a retrospective option. The Company is in the process of assessing the impacts and method of adoption.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 3  - PROPERTY AND EQUIPMENT, NET:

Composition of property and equipment, grouped by major classifications, is as follows:

	December 31
	2023	2022
Cost:
Computers	$75	$67
Laboratory and electronic equipment	-	274
Office furniture	2	2
Communication equipment	3	3
Leasehold improvements	56	52
	$136	$398
Accumulated depreciation:
Computers	55	41
Laboratory and electronic equipment	-	179
Office furniture	2	1
Communication equipment	3	3
Leasehold improvements	27	15
	$87	$239
Property and equipment, net	$49	$159

Depreciation expenses were $45 and $57 in the years ended December 31, 2023 and 2022, respectively.

NOTE 4  - LEASES:

The Company leases offices for its facilities in Israel by way of an operating lease. The lease agreement for such offices is denominated in NIS and linked to the Israeli consumer price index (“CPI”).

The Company provided the lessor with a bank guarantee as a rental security. The bank in turn placed a pledge over restricted cash of $25.

The lease for the offices expires on July 31, 2025. The remaining lease term is up to 1.58 years as of December 31, 2023.

Operating lease costs for the years ended December 31, 2022 and 2023 are as follows:

	Year Ended December 31,
	2023	2022
Fixed payments and variable payments that depend on an index or rate:
Office and operational lease expenses	$131	$132
Variable lease cost (included in the operating lease costs)	$9	$3
Total operating lease costs	$140	$135

Operating cash flows, for amounts included in the measurement of lease liabilities, are as follows:

	Year Ended December 31,
	2023	2022
Office and operational spaces lease expenses	$101	$119

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 4  - LEASES (continued):

  Supplemental information related to operating leases is as follows:

	Year Ended December 31,
	2023	2022
Operating lease right-of-use assets	$198	$305
Operating lease liabilities	$171	$271
Weighted average remaining lease term (years)	1.58	2.58
Weighted average discount rate	12.69%	12.69%

As of December 31, 2023, the Company has not entered into lease agreements that include options to extend them that are not included in the measurement of the lease liability.

The following table outlines maturities of the Company’s operating lease liabilities as of December 31, 2023:

Operating lease liabilities
2024	$117
2025	68
Total undiscounted lease payments	$185
Less - imputed interest	$14
Present value of lease liabilities	$171

NOTE 5  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Statement of operations:

a.	Research and development expenses, net:

	Year ended December 31,
	2023	2022
Payroll and related expenses	$973	$1,192
Subcontractors and consultants	2,467	1,595
Materials	13	191
Rent and maintenance	160	175
Travel expenses	37	42
Other	58	31
	$3,708	$3,226

b.	General and administrative expenses:

Payroll and related expenses	$356	$219
Professional services	386	197
Depreciation	45	57
Rent and maintenance	86	71
Patent registration	22	32
Travel expenses	31	-
Other	47	58
	$973	$634

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 5  - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

c.	Financial expense, net:

Change in fair value of financial liabilities measured at fair value	$86	$(1,017)
Issuance costs	3	84
Interest income	(153)	(114)
Foreign currency exchange loss, net	453	650
Other	6	1
Total financial expense (income), net	$395	$(396)

NOTE 6  - COMMITMENTS AND CONTINGENT LIABILITIES:

During 2009 to 2020, the Company received several approvals from the IIA for participation in research and development activities performed by the Company (“Support Grants”) in a total amount of $5.8 million.

The Company is obligated to pay royalties to the IIA amounting to 3%-5% of the sales of the core products and other related revenues generated from such projects, up to 100% of the Support Grants received, linked to the U.S. dollar and bearing interest at the rate of LIBOR. The obligation to pay these royalties is contingent upon actual sales of the products and, in the absence of such sales, no payment is required. In October 2023, it was published that the interest rate on the Support Grants will be replaced with the 12-month term Secured Overnight Financing Rate (SOFR) published on the first trading day of each calendar year.

As of December 31, 2023, the total royalty amount that may be payable by the Company is approximately $5.8 million ($6.4 million including interest).

NOTE 7  - SIMPLE AGREEMENT FOR FUTURE EQUITY

On March 15, 2021, a Simple Agreement for Future Equity ("SAFE") was signed between the Company and a group of investors, for an aggregate amount of up to $4,000, of which $2,887 were actually raised. The SAFE was for a period of 9 months and was convertible into preferred shares with the most senior class of rights issued   by the Company at the time of conversion.

The conversion rate and timing were subject to events as determined in the SAFE, the principal amount thereon was to be converted to the most senior class of shares of the Company in accordance with the terms mentioned in the SAFE, as follows: in an event that the Company consummates an equity investment of at least $2,000, the principal amount will be converted automatically to the most senior class of equity at the lower of (i) the price per share of the most senior shares issued in such equity investment less a 25% discount, or (ii) a price per share reflecting a fully diluted pre-money Company valuation of $70,000. However, in no event was the price per share to be lower than a price per share reflecting a fully-diluted pre-money valuation of the Company of $30,000.

Total consideration for the SAFE agreements was $2,887.

On January 14, 2022, the Company converted the SAFE in the total amount of $3,204 (its fair value as of conversion date) into 7,037 Series A-3 Preferred Shares and 5,278 warrants exercisable into Series A-2 Preferred Shares. In accordance with ASC 480 the Company recorded financial expenses in amount of $317 with respect to the discount on the SAFE conversion.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 8  - WARRANTS TO PURCHASE PREFERRED SHARES:

a.
In connection with the Series A-2 Preferred Shares (see Note 9(b)), the Company issued warrants to acquire 10,329 Series A-2 Preferred Shares to various investors, including 5,278 warrants issued as part of the converted SAFE (see Note 9(b)). These warrants feature an exercise price of $547.047 per share and expired during 2023. As of December 31, 2022, there are 10,329 outstanding warrants. As of December 31, 2023, all warrants are expired.

b.
Concerning the Series A-4 Preferred Shares (see Note 9(b)), the Company issued warrants to acquire 2,413 Series A-4 Preferred Shares to various investors, with an exercise price of $222.921 per share and an expiration date of May 30, 2025. Issuance expenses amounted to $3. As of December 31, 2023, there are outstanding warrants of 2,413. Regarding the warrants issued to the subsidiary see Note 9(b)(2).

The Company classified the warrants for the purchase of shares of its convertible redeemable preferred shares as a liability in its consolidated balance sheets, as these warrants were freestanding financial instruments which underlying shares are contingently redeemable and, therefore, may obligate the Company to transfer assets at some point in the future. The warrant liability was initially recorded at fair value upon the date of issuance and was subsequently remeasured at fair value at each reporting date. The Company recorded revaluation expenses (income) amounting to $(86) and $1,017 for the years ended 2023 and 2022, respectively, and accounted for such revaluation expenses as part of its financial income (expense), net, in the statements of operations.

For further information in respect of warrants issuance to service provider see Note 11(1).

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY:

a.	As of December 31, 2023 and 2022, the share capital is composed of 0.09 NIS par value shares, as follows:

	December 31, 2023
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	22,222,222	97,120	$4,685
Preferred A Shares	56,667	43,121	$7,307	$8,162
Preferred A-1 Shares	13,334	10,136	$2,392	$2,443
Preferred A-2 Shares	22,223	5,051	$2,264	$2,763
Preferred A-3 Shares	8,889	7,037	$2,683	$2,887
Preferred A-4 Shares	90,556	2,413	$411	$1,076

	December 31, 2022
	Authorized	Issued and paid	Carrying Value	Liquidation Preference
Ordinary Shares	22,222,222	97,120	$4,685
Preferred A Shares	56,667	43,121	$7,307	$8,162
Preferred A-1 Shares	13,334	10,136	$2,392	$2,443
Preferred A-2 Shares	22,223	5,051	$2,264	$2,763
Preferred A-3 Shares	8,889	7,037	$2,683	$2,887

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (continued):

b.	Issuance of shares:

1)
On January 14, 2022, the Company signed an agreement to issue shares in consideration for an investment in the amount of $2,763. In return for this investment, the Company issued 5,051 Series A-2 Preferred Shares with a par value of NIS 0.09. Issuance expenses amounted to $14.

Following this investment, the Company converted the SAFE in the total amount of $3,204 into 7,037 Series A-3 Preferred Shares.

In addition, the Company issued 10,329 warrants for Series A-2 Preferred Shares NIS 0.09 par value per share, including 5,278 warrants issued as part of the converted SAFE (see Note 8(a)), each exercisable at a price     of $547.02 per share.

2)
On May 30, 2023, the Company entered into an agreement to receive an investment in a total amount of $538. In exchange for this investment, the Company issued 2,413 Series A-4 Preferred Shares with a par value of NIS 0.09. Issuance expenses amounted to $16.

Additionally, the Company issued 2,413 warrants for Series A-4 Preferred Shares, each with a par value of NIS 0.09, exercisable at a price of $222.921 per share.

In addition, on May 30, 2023, the Subsidiary made an investment totaling $3 million in the Company. This investment resulted in the acquisition by the Subsidiary of 13,458 Series A-4 Preferred Shares and 13,458 warrants convertible into series A-4 Preferred Shares. Each warrant is exercisable into one series A-4 Preferred Share at an exercise price of $222.921 per share. As the acquisition was eliminated in consolidation, it had no impact on the consolidated financial statement.

c.	Shareholders rights:

1)
The Ordinary shares confer upon their holders the right to participate and vote in general shareholders meetings of the Company and to share in the distribution of dividends, if any declared by the Company.

The Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares and Series A-4 Preferred Shares (collectively, the "Preferred A Shares") confer upon their holders all of the rights conferred upon the holders of Ordinary Shares in the Company, as well as the following rights:

a)	Distribution Preference

First, the holders of Series A-4 Preferred Shares shall be entitled to receive, prior and in preference to any holders of Series A-3 Preferred Shares, Series A-2 Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Ordinary Shares or any other equity securities of the Company, for each outstanding Series A-4 Preferred Share held by them, an amount equal to (i) 200% of the Original Issue Price per each Series A-4 Preferred Share (in cash, cash equivalents or, if applicable, securities) plus (ii) declared and unpaid dividend in respect of such share (the "Series A-4 Preference Amount").

In the event that the distributable proceeds are insufficient for the distribution of the Series A-4 Preference Amount in full to all holders of Series A-4 Preferred Shares, then the Distributable Proceeds shall be distributed pari passu among such holders of Series A-4 Preferred Shares in proportion to the respective full Series A-4 Preference Amount such holders would otherwise be entitled to receive.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (continued):

Second, the holders of Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares, shall be entitled to receive, prior and in preference to any holders of Ordinary Shares, for each outstanding Preferred A Share held by them, an amount equal to: (a) Series A and Series A-1 Shares - the issue price paid for such share; (b) Series A-2 preferred share - US$ 547.047 per each Series A-2 share, and (c) Series A-3 Preferred Shares - US$410.283 per each Preferred A-3 share; plus any declared and unpaid dividend in respect of such share (the "Series A, A-1, A-2 and A-3 Preference Amount", and together with the Series A-4 Preference Amount, the "Preference Amounts").

In the event that the distributable proceeds are insufficient for the distribution of the Series A, A-1, A-2 and A-3 Preference Amount in full to all holders of Preferred A Shares, then the Distributable Proceeds shall be distributed pari passu among such holders of Series A Preferred Shares, Series A-1 Preferred Shares, Series A-2 Preferred Shares and Series A-3 Preferred Shares in proportion to the respective full Series A, A-1, A-2 and A-3 Preference Amount such holders would otherwise be entitled to receive.

Third, following the distribution of the Preference Amounts, any remaining distributable proceeds shall be distributed pro rata among all the holders of Ordinary Shares and Preferred A Shares, based on their respective holdings of outstanding shares of the Company, on a pari passu and as converted basis.

b)	Liquidation Preference:

If the Company is liquidated, dissolved or wound up (including, without limitation, upon appointment of a receiver or liquidator to all or substantially all of the Company's assets, whether voluntary or involuntary), then all the assets and funds of the Company available for distribution shall first be distributed in accordance with the Preference Amounts, and thereafter among all shareholders of the Company pro rata based on the number of Ordinary Shares and Series A Preferred Shares held by each, on an as-converted basis.

For the purpose of this clause, a liquidation event also includes (a) a merger of the Company into another corporation(s) in which the holders of the Company’s shares do not, immediately after such merger, represent a majority of the voting power of the surviving corporation (other than a merger with a company in which the shareholders of the Company receive stock of the surviving company which is publicly traded at the time of such merger); (b) a sale of all or substantially all of the assets of the Company to entities not controlled by the Company’s existing shareholders; and (c) a grant of an exclusive, irrevocable licensing of all or substantially all of the Company’s intellectual property to a third party.

c)	Dividend Preference:

In the event that the Company distributes a dividend in respect of its shares, the holders of Preferred A Shares shall be entitled to receive the Preference Amounts prior to and in preference to the distribution of dividends to all shareholders of the Company.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (continued):

d)	Conversion Rights:

Each Preferred A Share is convertible into Ordinary Shares. Their number is determined by multiplying such Preferred A Share by a quotient equal to (a) the applicable Original Issue Price for such share divided by (b) the Conversion Price (as defined below) at the time in effect for such share. The Preferred A Shares are convertible without payment of additional consideration by the holder thereof, upon each of the following events: (i) at the option of the holder thereof, at any time and from time to time; (ii) upon the consent of, or conversion by, the holders of a majority of the Preferred A Shares; or (iii) immediately before the consummation of an initial public offering of the Company's securities.

The initial conversion price per each Preferred A Share is the applicable Original Issue Price for such share (the "Conversion Price"). The Conversion Price per each Preferred A Share shall be adjusted in the event of a share combination or subdivision, share split, distribution of bonus shares or any other reclassification, reorganization or recapitalization (each, a "Recapitalization Event"), so that the holder of each Preferred A Share shall be entitled to receive, upon conversion, such number of Ordinary Shares they would have been entitled to receive following the Recapitalization Event had each Preferred A Share been converted into Ordinary Shares prior to the Recapitalization Event.

Additionally, in the event that the Company issues Additional Shares (as such term is defined in the Company's articles of association), for a consideration per share lower than the applicable Conversion Price for Series A-4 Preferred Shares in effect immediately prior to such issuance (the "Reduced Price"), then the Conversion Price for Series A-4 Preferred Shares shall be reduced, for no additional consideration, concurrently with such issuance, to the Reduced Price.

d.	Silenseed China Minority Equityholder Rights:

The articles of association of Silenseed (China) Ltd. (the " Subsidiary’s Articles") provide the minority shareholder, Guangzhou Sino-Israel Bio-industry Investment Fund (LLP) ("GIBF") with the following minority shareholder protections:

a.
Conversion ("Put/Call") Option: Either GIBF or the Company may elect that the equity rights of GIBF in the Subsidiary shall be exchanged for the most senior shares (i.e., preferred shares) of the Company, consequently turning the Subsidiary into a wholly-owned subsidiary of the Company. The number of shares to be issued to GIBF upon such exchange shall be calculated by converting the total cash amount invested by GIBF in the Subsidiary (the "Contribution Amount"), into the most senior class of shares of the Company as of May 30, 2023, based on a pre-money valuation of the Company of US$20 million on a fully diluted basis as of September 1, 2023, or later, as shall be mutually agreed between the parties.

b.
"Company Exit Event" means the consummation of: (i) an initial public offering of Company, in a stock exchange, directly or via a SPAC (or similar methods); (ii) the sale of all or substantially all of the securities or assets of the Company (or an exclusive license with respect to all or substantially all of the assets of Company); (iii) a merger or acquisition of the Company (following which existing shareholders as of immediately prior to such transaction hold less than 50% of the voting power of the surviving or acquiring entity); (iv) sale of at least 50% of the means of control or assets of the Company; (v) liquidation, dissolution or winding up of the Company; or (vi) at any time upon a party’s written notice, provided, however that the exercise of such right by the Company shall be subject to GIBF’s written consent, which shall not be unreasonably withheld.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 9 - REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (continued):

1)
Anti-Dilution Protection: If the Subsidiary issues any additional equity rights in the Subsidiary to a third-party investor in the next two equity investment rounds of the Subsidiary, reflecting a purchase price per equity right lower than the purchase price per equity right paid by GIBF, GIBF will be issued additional equity rights of the Subsidiary for no consideration, based on a broad based weighted average formula.

2)	Registration Rights: GIBF shall be entitled to the same rights to register its equity rights in the Subsidiary as part of an IPO of the Subsidiary, as granted to Company, on a pro-rata basis.

3)
Liquidation Preference: In the event of an IPO in which the Subsidiary's valuation is at least $200 million or an Exit Event (as defined in the Subsidiary’s Articles), GIBF shall be entitled to be paid out of the assets legally available for distribution to equity holders of the Subsidiary (the "Distributable Proceeds"), prior to any payment made to any other equity holder, an amount in cash equal to the Contribution Amount (the "Preference Amount"). Following payment of the Preference Amount, any remaining Distributable Proceeds shall be distributed among all holders of equity rights excluding GIBF, on a pro-rata basis, provided that GIBF shall have the right to waive its right to receive the Preference Amount, in which case all Distributable Proceeds shall be distributed among all equity holders of the Subsidiary on a pari passu and pro rata basis.

4)
Other rights, such as right of first refusal for GIBF to purchase the Company’s equity rights in the Subsidiary if the Company proposes to sell or receives an offer to sell its equity rights; a right of co-sale for GIBF to participate in a proposed sale of the Company’s equity rights in the Subsidiary on a pro-rata basis; a preemptive right for both investors to participate in the issuance of new securities by the Subsidiary until the consummation of an IPO or an Exit Event (as defined in the Subsidiary’s Articles).

NOTE 10  - INCOME TAXES:

a.	Corporate taxation in Israel

The Company is taxed according to the regular corporate income tax in Israel.  The corporate tax rate is 23% in 2023 and 2022.

b.	Income taxes on non-Israeli subsidiary

The Subsidiary is taxed under the tax laws of China and the corporate tax rate is  25%.

c.	Tax loss carryforwards

As of December 31, 2023, the expected tax loss carryforwards of the Company were approximately $19,151, which may be carried forward and offset against taxable income in the future for an indefinite period. The Company has recognized valuation allowance for the full amount in respect of these tax loss carryforwards since their utilization is not expected in the foreseeable future.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 10  - INCOME TAXES (continued):

Israel and foreign components of loss from continuing operations, before income taxes consisted of:

	Year ended December 31
	2023	2022
Israel	$4,769	$2,929
Subsidiary outside of Israel	307	535
Total	$5,076	$3,464

d.	Uncertainty in income tax

As of December 31, 2023 and 2022, no liability for unrecognized tax benefits was recorded due to immateriality.

e.	Tax rate reconciliation

Income tax expense attributable to income from continuing operations was $32 and $24 for the years ended December 31, 2023 and 2022, respectively, and differed from the amounts computed by applying an Israeli Statutory income tax rate of 23% to pretax income from continuing operations, mainly as a result of changes in valuation allowance of $922 and $268 respectively, as well as nondeductible expenses.

The reconciliation of the theoretical tax benefit (expense) by the Israeli statutory tax rate to the Company's effective benefit (expense) taxes are as follows:

	Year ended December 31
	2023	2022
Loss before income taxes	$(5,076)	$(3,464)
Statutory tax rate	23%	23%
Computed “expected” tax income	(1,167)	(797)
Exchange rate differences	120	588
Non-deductible share-based compensation	30	29
Non-deductible financial instruments valuation	21	(215)
Effect of other non-deductible differences	112	162
Change in valuation allowance	922	268
Subsidiary tax rate differences	(6)	(11)
Reported taxes on income	$32	$24

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 10  - INCOME TAXES (continued):

f.	Deferred tax

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2023	2022
Deferred tax assets
Operating loss carryforwards	$4,405	3,752
Research and development	780	592
Accrued expenses	304	219
Lease liability	39	62
Other	25	30
Total deferred tax assets	$5,553	$4,655

Deferred tax liabilities
Right of use asset	(46)	(70)
Total deferred tax liabilities	$(46)	$(70)

Valuation allowance	$(5,507)	$(4,585)
Deferred tax assets, net of valuation allowance	$-	$-

g.	Roll forward of valuation allowance:

The following table presents a reconciliation of the beginning and ending valuation allowance:

Balance as of December 31, 2021	$(4,317)
Additions	(268)
Balance as of December 31, 2022	$(4,585)
Additions	(922)
Balance as of December 31, 2023	$(5,507)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on these factors, the Company recorded a full valuation allowance on December 31, 2023 and 2022.

h.	Income tax assessments

The Company has tax assessments that are considered to be final through tax year 2018.
The subsidiary does not have final tax assessments.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 11  - SHARE-BASED COMPENSATION:

1)	Warrants to service provider

In conjunction with the issuance of Series A-1 Preferred Shares, the Company issued warrants to acquire 427 Series A-1 Preferred Shares to a service provider who assisted in raising the funds, which warrants were classified as part of the issue expenses. These warrants carry an exercise price of $241.02 per share and are set to expire on January 31, 2027. As of December 31, 2023 and 2022, all 427 of such warrants remained outstanding.

In conjunction with the issuance of Series A-2 Preferred Shares, the Company issued warrants to acquire 446 Series A-3 Preferred Shares to a service provider who assisted in raising the funds, which were recorded as part of issue expenses. These warrants carry an exercise price of $410.283 per share and are set to expire on January 14, 2029. As of December 31, 2023 and 2022, all 446 of such warrants remained outstanding.

The warrants for both the Series A-1 Preferred Shares and Series A-3 Preferred Shares were recognized as issuance costs of the SAFE round and recognized as financial expenses.

In conjunction with the issuance of Series A-4 Preferred Shares, the Company issued warrants to acquire 12 Series A-4 Preferred Shares to a service provider who assisted in raising the funds, which were recorded as part of issue expenses. These warrants carry an exercise price as those issued to the investors in such round, and expire on May 30, 2030. As of December 31, 2023, all 12 of such warrants remained outstanding. The warrants were recognized as issuance costs and the portion attributed to the issuance of Series A-4 Preferred Shares was classified as part of the shareholders’ equity. The portion attributed to the issuance of the warrants was recognized as financial expenses.

2)	Employee Stock Option Plan

As of December 31, 2023, the Board of Directors approved a pool of 57,925 Ordinary Shares for grant to Company employees, consultants, directors and other service providers.

Under the Company's 2013 and 2023 Incentive Option Plans (collectively "the Plan"), options to purchase Ordinary Shares may be granted to certain entities and individuals. Each option granted under the Plan is exercisable until 10 years from the date of grant, or earlier upon cessation of employment or engagement of the grantee and certain other occurrences.

Grants to employees are made in accordance with the Plan and are carried out within the provisions of Section 102 of the Israel Income Tax Ordinance, under the capital gains track described in subsection (b)(2) of Section 102. In accordance with such track selected by the Company and the provisions associated with it, the Company is not entitled to claim a tax deduction for the employee benefits.

The Company's options expenses amounted to a total of $130 and $125 in 2023 and 2022, respectively. As of December 31, 2023, 4,019 shares remain available for grant under the Plan.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 11  - SHARE-BASED COMPENSATION (continued):

Summary of outstanding and exercisable options:

Below is a summary of the Company's stock-based compensation activity and related information with respect to options granted to employees and non-employees for the year ended December 31, 2023 and 2022:

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value

Outstanding at December 31, 2022	54,135	$38.93	5.88	$144
Granted	-	$-	-	$-
Exercised	-	$-	-	$-
Forfeited	-	$-	-	$-
Expired	(221)	$(38.41)	-	$-
Outstanding at December 31, 2023	53,914	$38.94	4.88	$316

Exercisable at December 31, 2023	39,340	$30.95	3.62	$316

Vested and expected to vest at December 31, 2023	53,914	$38.94	4.88	$316

	Number of options	Weighted-average exercise price (in U.S. dollars)	Weighted- average remaining contractual term (in years)	Aggregate intrinsic value

Outstanding at December 31, 2021	31,897	$23.88	4.46	$493
Granted	24,119	$60.51	9.98	$-
Exercised	(46)	$60.49	(8.22)	$-
Forfeited	(1,128)	$60.50	(9.18)	$-
Expired	(707)	$(61.01)	-	$-
Outstanding at December 31, 2022	54,135	$38.93	5.88	$144

Exercisable at December 31, 2022	30,677	$22.46	3.29	$144

Vested and expected to vest at December 31, 2022	54,135	$38.93	5.88	$144

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 11  - SHARE-BASED COMPENSATION (continued):

The fair value for options granted in 2022 is estimated at the date of grant using a Black-Scholes option pricing model based on the following assumptions:

Year ended December 31, 2022
Employees
Expected term (in years)	6.05 - 10.00
Expected volatility	82.97% - 88.45%
Risk-free interest rate	2.31% - 2.90%
Expected dividend yield	0.00%
Exercise price	$60.51

Non-Employees
Expected term (in years)	9.78
Expected volatility	88.46%
Risk-free interest rate	2.31%
Expected dividend yield	0.00%
Exercise price	$60.51

The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term. Since the Company is not traded, the expected volatility was based on the average volatility rate of 8 public companies in the healthcare industry.

The expected term of options granted represents the period during which options granted are expected to remain outstanding. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. The Company uses the simplified method for nonexecutive employees, due to insufficient historical exercise experience”.

The fair value of options granted during 2022 was $529.

Options granted to employees and non-employees:

In 2023 no options were granted, neither to employees nor to non-employees.

In the year ended December 31, 2022, the Company granted options as follows:

	Year ended December 31, 2022
	Award amount	Exercise price	Vesting period	Expiration
Employees	23,234	60.51	up to 4 years	10 years
Non-employees	886	60.51	Immediate	10 years
Total granted	24,120

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 11  - SHARE-BASED COMPENSATION (continued):

Summary of status of the Company’s nonvested employee options:

The following table summarizes the number of options outstanding for the years ended December 31, 2023 and December 31, 2022, and related information:

	Number of options	Weighted-average grant-date fair value price

Outstanding at December 31, 2022	23,393	$21.67
Granted	-	$-
Vested	(8,827)	$21.60
Forfeited	-	$-

Outstanding at December 31, 2023	14,566	$21.72

Outstanding at December 31, 2021	1,976	$17.33
Granted	23,234	$21.76
Vested	(690)	$16.04
Forfeited	(1,127)	$19.34

Outstanding at December 31, 2022	23,393	$21.67

Summary of status of the Company’s nonvested nonemployee options:

The following table summarizes the number of options outstanding for the years ended December 31, 2023 and December 31, 2022, and related information:

	Number of options	Weighted-average grant-date fair value price

Outstanding at December 31, 2022	59	$11.21
Granted	-	$-
Vested	(59)	$11.21
Forfeited	-	$-
Outstanding at December 31, 2023	-	$-

Outstanding at December 31, 2021	135	$11.09
Granted	886	$26.96
Vested	(962)	$25.69
Forfeited	-	$-
Outstanding at December 31, 2022	59	$11.21

On December 31, 2023, there was $284 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.22 years.

On December 31, 2022, there was $414 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.20 years.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 11  - SHARE-BASED COMPENSATION (continued):

The share-based compensation expense by line item in the accompanying consolidated statements of operations is summarized as follows:

	Year ended December 31
	2023	2022
Research and development	$78	$60
General and administrative	52	65
	$130	$125

NOTE 12  - FAIR VALUE MEASUREMENTS:

Financial instruments measured at fair value on a recurring basis

The Company’s assets and liabilities that are measured at fair value as of December 31, 2023, and December 31, 2022, are classified in the tables below in one of the three categories described in “Note 2 – Fair value measurement” above:

	December 31, 2023
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$200	$200

	December 31, 2022
	Level 3	Total
Financial Liabilities
Warrants to preferred shares	$3	$3

The following is a roll forward of the fair value of liabilities classified under Level 3:

	2023	2022
	Warrants	Warrants	SAFE
Fair value at the beginning of the year	$3	$-	$3,204
Issuance	111	1,020	-
Change in fair value	86	(1,017)	-
Conversion to equity	-	-	(3,204)
Fair value at the end of the year	$200	$3	$-

The fair value of the Company’s warrant liabilities as of December 31, 2023 was estimated using a hybrid model in order to reflect two scenarios: (1) an IPO event (including de-SPAC transaction) and (2) other liquidation events.

The IPO scenario (including de-SPAC transaction) was based on management estimation regarding the expected value of the Company’s entire equity at the IPO event (including de-SPAC transaction). Valuation under this scenario was assessed using the probability-weighted expected return method (PWERM).

The valuation under the ‘other liquidation events’ scenario was assessed using an option pricing model (OPM) by implementing a Monte Carlo Simulation, which treats the financial instruments in the Company's equity as contingent claims whose future payoff depends on the Company's future equity value. The Company’s entire equity value in 2023 was calculated based, among others, on the financing round closest to the valuation date.

The fair value of the Company’s warrant liabilities as of December 31, 2022 was estimated using only the ‘other liquidation events’ scenario.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 12  - FAIR VALUE MEASUREMENTS (continued):

Application of these approaches and methodologies involves the use of estimates, judgments and assumptions that are highly complex and subjective, such as those regarding discount rates, the selection of comparable public companies, and the probability of and timing associated with possible future events.

The following table presents the main assumptions used in the hybrid model for the periods presented:

	December 31
	2023	2022
Expected volatility	73.8%	87.3%
Assumptions regarding the price of the underlying shares:
Probability of an IPO scenario (including de-SPAC transaction)	25%	-
Expected time to IPO (including de-SPAC transaction) (years)	0.414	-
Probability of other liquidation events	75%	100%
Expected time to liquidation (years)	2.75	3.00
Expected return on Equity	22%	23%

A significant increase in the expected volatility, or in the probability of an IPO (including de-SPAC transaction) (in 2023), could each increase the fair value of the related instruments. A significant decrease in the expected term of the warrants or expected time to IPO (including de-SPAC transaction), could each decrease the fair value of related instruments. In combination, changes in these inputs could result in a significantly higher or lower fair value measurement if the input changes were to be compounding, or could result in a minimally higher or lower fair value measurement if the input changes were of opposite effects and consequently offset each other.

Financial instruments not measured at fair value

The carrying amounts of cash and cash equivalents, restricted cash, receivables, trade payables and other liabilities approximate their fair value due to the short-term maturity of such instruments.

NOTE 13  - NET LOSS PER SHARE:

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented (USD in thousands, except per share data):

	Year ended December 31
	2023	2022
Numerator:
Net loss for the year	$5,108	$3,488
Net loss attributable to ordinary shareholders, basic and diluted:	$4,942	$3,215
Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	111,726	111,686
Net loss per share attributable to ordinary shareholders, basic and diluted	$44.23	$28.79

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 13  - NET LOSS PER SHARE (continued):

Basic loss per share is computed on the basis of the net loss for the period divided by the weighted average number of ordinary shares outstanding during the period, and fully vested Pre-Funded options for the Company’s ordinary shares at an exercise price of $0.0226 or 0.0226 NIS per share, as the Company considers these shares to be exercised for little to no additional consideration.

As of December 31, 2023 and 2022, the basic loss per share calculation included a weighted average number of 14,652 of fully vested Pre-Funded options. As the inclusion of shares of ordinary shares equivalents in the calculation would be anti-dilutive for all periods presented, diluted net loss per share is the same as basic net loss per share.

The following instruments were not included in the computation of diluted earnings per share because of their anti-dilutive effect:

-	Redeemable convertible preferred shares (see Note 9);
-	Warrants to purchase redeemable convertible preferred shares (see Note 8);
-	Simple agreements for future equity (see Note 7);
-	Share-based compensation issuable at substantial consideration (see Note 11).

NOTE 14  - TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Transactions with related parties which are shareholders and directors of the Company:

a.	Transactions:

	Year ended December 31
	2023	2022
Share-based compensation included in research and development expenses	$69	$49
Share-based compensation included in general and administrative expenses	$48	$37
Financial expenses	$83	$-

b.	Balances:

	December 31
	2023	2022
Non-Current liabilities —
Warrants to preferred shares	$186	$-

NOTE 15  - SUBSEQUENT EVENT

The Company’s management has performed an evaluation of subsequent events through May 09th, 2024, the date the financial statements were available to be issued.

a.
On February 21, 2024, the Company entered into a business combination agreement with Moringa Acquisition Corp. (the “SPAC”), an exempted company incorporated under the Laws of the Cayman Islands whose class A ordinary shares (as well as other instruments) are listed for trade on the Nasdaq Global Market (NASDAQ:MACA), and April.M.G. Ltd. (the “April Merger Sub”), a limited liability company organized under the laws of the State of Israel and a wholly-owned subsidiary of the SPAC (the “Original BCA”).  According to the Original BCA, April Merger Sub would merge with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the SPAC, and with the SPAC continuing as a public company following the completion of the merger and with its securities continuing to be traded on Nasdaq.

SILEXION THERAPEUTICS CORP
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
U.S. DOLLARS IN THOUSANDS

NOTE 15  - SUBSEQUENT EVENT (continued):

b.
On April 3, 2024, the SPAC and the Company restructured the transactions contemplated under the Original BCA by entering into the A&R BCA by and among Biomotion Sciences, a Cayman Islands exempted company (the “New Pubco”), August M.S. Ltd., an Israeli company and a wholly owned subsidiary of New Pubco (the “Merger Sub 1”), Moringa Acquisition Merger Sub Corp, a Cayman Islands exempted company and a wholly owned subsidiary of New Pubco (the “Merger Sub 2”), the SPAC and the Company. The A&R BCA amends and restates, in its entirety, the Original BCA.

Pursuant to the A&R BCA, Merger Sub 2 will merge with and into the SPAC, with the SPAC continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “SPAC Merger”), and Merger Sub 1 will merge with and into the Company, with the Company continuing as the surviving company of such merger and a wholly-owned subsidiary of New Pubco (the “Acquisition Merger”).

Upon the effectiveness of the SPAC Merger, each outstanding SPAC Class A ordinary share and the sole outstanding SPAC Class B ordinary share will convert into an ordinary share of New Pubco on a one-for-one basis, and each outstanding warrant to purchase one SPAC Class A ordinary share will convert into a warrant to purchase one New Pubco ordinary share, at the same exercise price.

Upon the effectiveness of the Acquisition Merger, each outstanding ordinary share and preferred share of the Company will convert into such number of ordinary shares of New Pubco as is equal to the quotient obtained by dividing (x) the quotient obtained by dividing (1) $62,500,000 by (2) the number of fully diluted Company equity securities, by (y) $10.00 (the “Company Equity Exchange Ratio”). Each outstanding Company warrant and Company option to purchase one Company share, and Company restricted share unit (RSU) that may be potentially settled for one Company share, will become exercisable for, or will be subject to settlement for (as applicable), such number of New Pubco ordinary shares as are equal to the Company Equity Exchange Ratio. The exercise price per New Pubco ordinary share of each such converted Company options and Company warrants will be adjusted based on dividing the existing per share exercise price by the Company Equity Exchange Ratio. The terms of vesting, exercise and/or settlement, as applicable, of such converted options, warrants and RSUs shall remain the same following such conversion, except that the vesting of each Company option will accelerate immediately prior to the Acquisition Merger, such that the New Pubco option into which it has been converted will be fully vested.

The completion of the A&R BCA is subject to the satisfaction of certain conditions, including obtaining the consent of the shareholders of each of the SPAC and the Company and the declaration of effectiveness of a registration statement on form S-4 by the U.S. Securities and Exchange Commission in relation to issuance of New Pubco ordinary shares to be issued or issuable to the SPAC’s and the Company’s respective security holders pursuant to the A&R BCA.  To facilitate the A&R BCA, the parties further entered into certain ancillary agreements.

The A&R BCA further imposes various restrictions on the total liabilities which the SPAC may incur prior to closing, including the total indebtedness toward the sponsor of the SPAC, and the terms on which such indebtedness will be repaid or converted, whereas such conversion, if and when it occurs, will further dilute the holdings of all shareholders of New Pubco at that time, including the former shareholders of the Company.

c.	For information regarding the reverse share split, see Note 1 (c)